UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December30, 2024

VERU INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2916 N. Miami Avenue, Suite 1000, Miami, Florida 33127
Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 30, 2024, Veru Inc. (the “Company”) and The Female Health Company Limited, a wholly owned subsidiary of the Company (“FHC Limited” and, collectively with the Company, the “Sellers”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Clear Future, Inc. (the “Purchaser”). Pursuant to, and subject to the terms and conditions of, the Purchase Agreement, the Purchaser purchased substantially all of the assets (the “FC2 Business Sale”) related to the Company's FC2 female condom business ® (internal condom), including the stock of the Company’s U.K. and Malaysian operating subsidiaries. The Purchaser will only assume certain liabilities relating to the FC2 business that are specified in the Purchase Agreement. The transaction closed on December 30, 2024.

The purchase price for the FC2 Business Sale is $18.0 million in cash, subject to adjustment as set forth in the Purchase Agreement. The adjustments to the purchase price in the Purchase Agreement include a customary working capital adjustment based on the amount by which certain working capital items at closing are greater or less than a target set forth in the Purchase Agreement. Estimated proceeds to the Company after deducting a change of control payment due to SWK Funding LLC (“SWK”) pursuant to the Residual Royalty Agreement, dated as of March 5, 2018 (the “Royalty Agreement”), between the Company and SWK, together with other customary transaction fees for a transaction of this type, is approximately $12.5 million, subject to adjustment as set forth in the Purchase Agreement.

The Company and the Purchaser made customary representations and warranties, and agreed to certain customary covenants, in the Purchase Agreement. Subject to certain exceptions and limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants and for certain other matters.

The foregoing summary is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 10.1 to this report and incorporated herein by reference in its entirety. The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any of its subsidiaries. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations, warranties and covenants may have been made for the purposes of allocating risk between the Sellers and the Purchaser instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the closing of the FC2 Business Sale, on December 30, 2024, the Company made a change of control payment of $4.2 million to SWK pursuant to the Royalty Agreement, and upon such payment the Royalty Agreement terminated in accordance with its terms.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 above is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information contained in Item 1.02 above is incorporated herein by reference.

Item 8.01	Other Events

On December 31, 2024, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

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Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma consolidated financial statements reflecting the transaction described under Item 2.01 above are filed with this report as Exhibit 99.2 and are incorporated herein by reference:

●	the Company’s unaudited pro forma consolidated balance sheet as of September 30, 2024; and

●	the Company’s unaudited pro forma consolidated statement of operations for the years ended September 30, 2024 and 2023.

The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented, and should not be taken as representation of the Company’s future consolidated results of operations or financial condition. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances.

(d) Exhibits.

Exhibit No.	Document

10.1	Stock and Asset Purchase Agreement, dated as of December 30, 2024, among Veru Inc., The Female Health Company Limited and Clear Future, Inc.

99.1	Press Release issued December 31, 2024.

99.2	Unaudited Pro Forma Financial Information and accompanying notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2025	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer

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